As filed with the Securities and Exchange Commission on January 5, 2009

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BEHRINGER HARVARD REIT I, INC.

(Exact name of registrant as specified in its charter)

Maryland	15601 Dallas Parkway, Suite 600 Addison, Texas 75001 Telephone (866) 655-1605	68-0509956
(State or Other Jurisdiction of Incorporation or Organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification Number)

Gerald J. Reihsen, III
Executive Vice President – Executive Vice President & Legal
Behringer Harvard REIT I, Inc.
15601 Dallas Parkway, Suite 600
Addison, Texas  75001
(866) 655-1620
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
Michael J. Choate, Esq.
Shefsky & Froelich Ltd.
111 East Wacker Drive
Suite 2800
Chicago, IL  60601
(312) 836-4066

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $.0001 par value per share	60,000,000	$9.50	$570,000,000	$22,401

(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o), promulgated under the Securities Act of 1933, as amended.

Prospectus

Distribution Reinvestment Plan –  60,000,000 Shares.

Behringer Harvard REIT I, Inc. is a Maryland corporation that currently qualifies as a real estate investment trust.  We acquire and operate institutional quality real estate.  In particular, we focus primarily on acquiring institutional quality office properties that we believe have premier business addresses, desirable locations, personalized amenities and high quality construction with highly creditworthy commercial tenants.  We also may acquire institutional quality industrial, retail, hospitality, multi-family and other real properties, including existing or newly constructed properties or properties under development or construction.  Further, we may invest in real estate related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise.  We also may invest in collateralized mortgage-backed securities, mortgage, bridge or mezzanine loans and Section 1031 tenant-in-common interests, or in entities that make investments similar to the foregoing.

We have established a Distribution Reinvestment Plan (referred to herein as the “DRP”) designed to provide existing holders of shares of our common stock with an economical and convenient method to designate the cash distributions on all or a portion of their shares for reinvestment in more shares through the DRP. Some of the significant features of the DRP are as follows:

•                  Our current stockholders may purchase additional shares, if desired, by automatically reinvesting all or a portion of their cash distributions in shares under the DRP.

•                  The purchase price for shares under the DRP is $9.50 per share.

•                  Stockholders may participate in the DRP by completing and executing a Distribution Modification Request Form or other appropriate authorization form. If you are already enrolled in the DRP, no action is required.

•                  Stockholders may terminate participation in the DRP at any time without penalty by delivering written notice to us. A withdrawal from participation in the DRP will be effective with respect to distributions for the month in which the notice of termination is received only if the notice is received at least ten days prior to the end of such month, at which time distributions will be paid to you in cash.

•                  We will offer shares pursuant to the DRP until the earlier of January 5, 2014 or the date we sell all $570,000,000 worth of shares in this offering; provided, however, that we may extend this offering to the extent permitted by applicable law; provided, further, that our board of directors may amend the DRP for any reason by providing 30 days’ written notice to participants in the plan and may terminate the DRP for any reason by providing ten days’ written notice to participants in the plan.

•                  Cash distributions are still taxable even though they will be reinvested in our shares of common stock pursuant to the DRP.

You should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, before making an investment decision, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (referred to herein as the “Exchange Act”).

The Offering:

	Number of Shares Being Offered	Offering Price Per Share	Maximum Proceeds (Before Expenses)
Common Stock, $.0001 par value per share	60,000,000	$9.50	$570,000,000

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No one is authorized to make any statement about this offering different from those that appear in this prospectus. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in this offering is not permitted.

Behringer Harvard REIT I, Inc. is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and is not subject to regulation thereunder.

The date of this prospectus is January 5, 2009

ii

PROSPECTUS SUMMARY

Behringer Harvard REIT I, Inc.

Behringer Harvard REIT I, Inc. is a Maryland corporation formed in 2002 that currently qualifies as a real estate investment trust, or “REIT,” under federal tax law. Our overall investment objectives, in their relative order of importance, are:

•                                          to preserve, protect and return your capital contribution;

•                                          to maximize cash distributions paid to you;

•                                          to realize capital appreciation on the sale of our assets; and

•                                          to provide you with a liquidity event by 2017 (unless extended by our board) by either listing our shares for trading on a national securities exchange or by making an orderly disposition of our assets and distributing the net cash proceeds to you.

We acquire and operate institutional quality real estate.  In particular, we focus primarily on acquiring institutional quality office properties that we believe have premier business addresses, desirable locations, personalized amenities and high quality construction with highly creditworthy commercial tenants.  To date, all of our investments have been in institutional quality office properties located in metropolitan cities and suburban markets in the United States.  Our management and board have extensive experience in investing in numerous types of properties.  Thus, we also may acquire institutional quality industrial, retail, hospitality, multi-family and other real properties, including existing or newly constructed properties or properties under development or construction, based on our view of existing market conditions.  Further, we may invest in real estate related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise.  We also may invest in collateralized mortgage-backed securities, mortgage, bridge or mezzanine loans and Section 1031 tenant-in-common interests (including those previously issued by programs sponsored by Behringer Harvard Holdings, LLC or its affiliates), or in entities that make investments similar to the foregoing.  Although our real property investments to date have been located in the United States, we also may invest in real estate assets located outside the United States.  Our investment strategy is designed to provide investors with a geographically diversified portfolio of real estate assets.  Our office is located at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.  Our toll free telephone number is (866) 655-1605.  We sometimes refer to Behringer Harvard REIT I, Inc. as Behringer Harvard REIT I in this prospectus.

Our Advisor

Our advisor is Behringer Advisors, LLC, a Texas limited liability company organized in June 2007 (referred to herein as “Behringer Advisors”), which is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions and investments on our behalf.

Our Management

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors, including a majority of our independent directors, must approve each investment proposed by our advisor, as well as certain other matters set forth in our charter. We currently have five members on our board of directors. Three of the directors are independent of our advisor and have responsibility for reviewing its performance. Our directors are elected annually by our stockholders. Although we have executive officers who manage our operations, we do not have any paid employees. Except with respect to stock options that may be granted to our executive officers, only our non-employee directors are compensated for their services to us.

Our REIT Status

As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code of 1986, as amended, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income, excluding income from operations or sales through taxable REIT subsidiaries. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Terms of the Offering

We are offering up to 60,000,000 shares of our common stock to our existing stockholders pursuant to the DRP at a price of $9.50 per share. We will offer shares pursuant to the DRP until the earlier of January 5, 2014 or the date we sell all $570,000,000 worth of shares in this offering; provided, however, that we may extend this offering to the extent permitted by applicable law; provided, further, that our board of directors may amend the DRP for any reason by providing 30 days’ written notice to participants in the plan and may terminate the DRP for any reason by providing ten days’ written notice to participants in the plan. This offering must be registered or exempt from registration in every state in which we offer or sell shares. If this offering is not exempt from registration, the required registration generally is effective for a period of one year. Therefore, we may have to stop selling shares in any state in which the registration is not renewed annually and the offering is not otherwise exempt from registration.

Distribution Reinvestment Plan

The prospectus describes our DRP pursuant to which you may have the distributions you receive reinvested in shares of our common stock. Regardless of your participation in our DRP, you will be taxed on your distributions to the extent they constitute taxable income, and participation in our DRP would mean that you will have to rely solely on sources other than distributions from which to pay such taxes. As a result, you may have a tax liability without receiving cash distributions to pay such liability. We may terminate the DRP in our discretion at any time upon ten days’ written notice to plan participants.

Use of Proceeds

The proceeds raised pursuant to the DRP will be used for general corporate purposes, including, but not limited to, investing in real estate and real estate related securities, paying fees and other costs, repaying debt, and funding our share redemption program.

Incorporation by Reference

The registration statement of which this prospectus is a part, incorporates by reference several documents previously filed with the Securities and Exchange Commission (referred to herein as the “SEC”), including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2007 (except for Items 2, 6, 7 and 8, which are incorporated by reference from the Current Report on Form 8-K dated January 5, 2009), our Quarterly Reports on Form 10-Q for the first, second and third quarters of 2008, Current Reports on Form 8-K, our proxy statement filed on April 22, 2008, as well as all future documents we file pursuant to certain sections of the Exchange Act. These documents contain information about us which supplements the information in this prospectus. See “Incorporation of Certain Information by Reference.”

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K and Item 1A of Part II of our most recent Quarterly Report on Form 10-Q, which are incorporated by reference herein, before making an investment decision, as the same may be updated from time to time by our future filings under the Exchange Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus contains forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our business and industry. You can generally identify forward-looking statements by our use of forward-looking terminology, such as “may,” “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “would, “ “could,” “should” and variations of these words and similar expressions. Discussions containing these forward-looking statements may be found, among other places, in the “Use of Proceeds” section of this prospectus and the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K, Current Reports on Form 8-K and Quarterly Report on Form 10-Q filed with the SEC, as well as any similar statements contained in future Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K which are hereby incorporated by reference upon their subsequent filing with the SEC. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control, that could cause actual results to differ materially from those anticipated in the forward-looking statements.

Our actual results of operations and execution of our business strategy could differ materially from those expressed in, or implied by, the forward-looking statements. In addition, past financial and operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition and ability to pay distributions. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the date of documents incorporated by reference herein, that include forward-looking statements.

SUMMARY OF OUR DISTRIBUTION REINVESTMENT PLAN

Purpose of the DRP

The DRP is designed to offer to our existing stockholders a simple and convenient method of purchasing additional shares by reinvesting cash distributions.  We will use the proceeds received from sales of the shares for general corporate purposes, including investing in real estate and real estate related securities, paying fees and other costs, repaying debt and funding our share redemption program.

How to Enroll in the DRP

You can participate in the DRP if you currently own shares of our common stock and the shares are registered in your name. If you have stock registered in the name of someone else (for example, with a bank, broker or trustee), to enroll in the DRP, you will need to arrange for that entity to transfer ownership of the shares to you.

You may join the DRP at any time by completing and executing a Distribution Modification Request Form or other appropriate authorization form and returning it to Behringer Harvard Investment Services at:  P.O. Box 219768, Kansas City, MO 64121-9768. Distribution Modification Request Forms may be obtained at any time by calling (866) 655-3650 or by writing to the address specified above. If you are already enrolled in the DRP, no action is required.

You will remain a participant of the DRP until you deliver to us written notice of your desire to terminate your participation (described more fully below under the heading “Amendment and Termination of the DRP”).

Eligible stockholders may join the DRP at any time. Participation in the DRP will commence with the next distribution payable after receipt of your election to participate, provided it is received at least ten days prior to the last day of the month to which such distribution relates.

Reinvestment of Your Distributions

If you choose to participate in the DRP, we will apply cash distributions on the shares of stock registered in your name to purchase additional shares for you directly from us. Participants generally are required to have the full amount of their cash distributions with respect to all shares of stock owned by them reinvested pursuant to the DRP. However, we have the sole discretion, upon the request of a DRP participant, to accommodate a participant’s request for less than all of its securities to be subject to participation in the DRP.

The distributions paid on shares acquired through the DRP will continue to be reinvested unless you elect to have them paid in cash by changing your investment option.

Source and Purchase Price of the Shares

There is no public trading market for our shares. The shares may be purchased under the DRP at a price equal to $9.50 per share. Our board of directors arbitrarily determined the selling price of the shares to be issued under the DRP, which is the same offering price as the shares issued under our prior distribution reinvestment plan, and the price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. The selling price may not be indicative of the price at which the shares may trade if they were listed on an exchange or of the proceeds that a stockholder may receive if we liquidated or dissolved.

When Shares Will be Purchased

Shares will be purchased for you under the DRP on the record date for the distribution used to purchase the shares. We currently pay distributions monthly and intend to continue to pay distributions monthly.

Cost of Participating in the Program

You will not incur any brokerage commissions or service charges when purchasing shares under the DRP.

Tracking Your Investment

Within 60 days after the end of each fiscal quarter, we will mail you a statement of account describing your distributions received during the quarter, the number of shares purchased during the quarter and during the calendar year pursuant to the DRP, and the per share purchase price for such shares. Each statement will also advise you that you are required to notify us in the event that there is any material change in your financial condition or if any representation made by you under the Subscription Agreement for your initial purchase of shares becomes inaccurate. Tax information regarding your participation in the DRP will be sent to you at least annually.

Book-Entry Evidence for Shares Acquired Under the DRP

All shares of our common stock that you purchase through the reinvestment of distributions are recorded in your name on our books. No stock certificates will be issued because we do not issue stock certificates. The number of shares you hold in the DRP will be shown on your regular statement of account.

Selling Shares Acquired Under the DRP

You may sell the shares held in the DRP, and your other shares, at any time, subject to any restrictions set forth in our charter or that we may impose on the sale of shares to protect our status as a real estate investment trust. However, there is currently no liquid market for our shares and we do not expect one to develop.

Prior to the listing of the shares on a national stock exchange, your transfer of shares will terminate participation in the DRP with respect to those transferred shares as of the first day of the month in which such transfer is effective, unless the transferee of the shares in connection with the transfer demonstrates to us that he, she or it meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by us.

Amendment and Termination of the DRP

You may terminate or modify your participation in the DRP at any time upon written notice to us. To be effective for any distribution, such notice must be received by us at least ten days prior to the last day of the month to which such distribution relates.

We may terminate your individual participation in the DRP at any time by ten days’ prior written notice. In addition, our board of directors may amend the DRP for any reason by providing 30 days’ written notice to plan participants.

After termination of your participation in the DRP, we will send you (1) a statement of account and (2) a check for the amount of any distributions in your account that have not been invested in shares. Any future distributions with respect to your shares made after the effective date of the termination of your participation in the DRP will be sent directly to you or to such other party as you have designated pursuant to an authorization form or other documentation satisfactory to us.

Tax Consequences of Your Participation in the DRP

The reinvestment of distributions does not relieve you of any income tax which may be payable on such distributions. Distributions paid by us to you are treated as dividends to the extent that we have earnings and profits for federal income tax purposes.  Any amount distributed in excess of our earnings and profits will be treated as a return of capital, which results in reduction in the adjusted basis of your shares. Once your adjusted basis in the shares is reduced to zero, any excess is treated as gain from the sale of shares.

If you participate in the DRP, you will recognize taxable dividend income equal to the value of the shares received, even though you purchased shares and did not receive any cash. These deemed dividends will be treated as actual dividends paid from us to you and will retain the character and tax effects applicable to all dividends.  The shares received by you pursuant to the DRP will have a holding period beginning with the day after the purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution.

Tax-exempt stockholders, including IRAs, Keogh Plans, 401(k) plans and charitable remainder trusts, generally will not have to pay any taxes on distributions, including distributions reinvested under the DRP. However, if a tax-exempt stockholder borrows to acquire shares, or if we become a pension-held REIT, distributions can be taxable.

The income tax consequences for participants who do not reside in the United States may vary from jurisdiction to jurisdiction.

The above discussion regarding the tax consequences of participating in the DRP is intended only as a general discussion of the current federal income tax consequences of participating in the DRP.  Since each stockholder’s financial situation is different, you should consult your individual tax advisor concerning any tax questions you may have about participation in the DRP.

Voting Rights of Shares Acquired Under the DRP

Shares in your DRP account will be voted as you direct. As a stockholder, you will receive a proxy card in connection with any annual or special meeting of stockholders.  This proxy will apply to all shares registered in your name, including all shares credited to your DRP account. You may also vote your shares, including those in your DRP account, in person at any annual or special meeting of stockholders.

Our Liability Under the DRP

Neither we nor any of our officers, directors, agents or employees will have any responsibility or liability as to the value of our shares, any change in the value of the shares acquired for each participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts, if any, in which distributions are invested.

In addition, neither we nor any of our officers, directors, agents or employees will be liable under the DRP for any act done in good faith, or for any good faith omission to act, including, without limitation, for any claims of liability (1) arising out of failure to terminate the participant’s participation in the DRP upon such participant’s death prior to the date of receipt of notice or (2) with respect to the time and prices at which shares are purchased for a participant.

We are permitted to limit the liability of our directors, officers, employees and other agents, and to indemnify them, only to the extent permitted by Maryland law and the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association on May 7, 2007 (referred to herein as the “NASAA REIT Guidelines”).

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.  Our charter contains a provision that eliminates directors’ and officers’ liability to us and our stockholders for monetary damages to the maximum extent permitted by Maryland law.  Maryland law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity.  Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•                                          an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•                                          the director or officer actually received an improper personal benefit in money, property or services;

•                                          with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful; or

•                                          in a proceeding by us or on our behalf, the director or officer was adjudged to be liable to us, in which case indemnification is limited to expenses.

This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit our stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

In addition to the above provisions of Maryland law, and as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify and hold harmless our directors, our officers, our employees, our agents, Behringer Advisors and our affiliates for losses arising from our operation by requiring that the following additional conditions are met:

•                                          the directors, the officers, the employees, the agents, Behringer Advisors or our affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•                                          the directors, the officers, the employees, the agents, Behringer Advisors or our affiliates were acting on our behalf or performing services for us;

•                                          in the case of non-independent directors, Behringer Advisors or our affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•                                          in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•                                          the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

We have agreed to indemnify and hold harmless Behringer Advisors and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its obligations under the advisory agreement.  As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance.  In addition, indemnification could reduce the legal remedies available to us and our stockholders against the officers and directors.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended (referred to herein as the “Securities Act”), is against public policy and unenforceable.  Indemnification of our directors, officers, employees, agents, advisor or affiliates and any persons acting as a broker-dealer or authorized representative will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•                                          there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•                                          such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•                                          a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our charter provides that the advancement of our funds to our directors, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:  (1) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us; (2) our directors, officers, employees, agents, advisor or affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (3) the legal action is initiated by a third-party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction specifically approves such advancement; and (4) our directors, officers, employees, agents, advisor or affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such directors, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.

Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

•                                          approves the settlement and finds that indemnification of the settlement and related costs should be made; or

•                                          dismisses with prejudice or there is a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

YOU SHOULD RECOGNIZE THAT WE CANNOT ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE SHARES PURCHASED FOR YOU UNDER THE DRP.

Governing Law

The terms and conditions of the DRP and its operation are governed by the laws of the State of Maryland.

Contact for Answers to Questions Regarding the DRP

All inquiries regarding the DRP should be sent to:

Behringer Harvard Investment Services
P.O. Box 219768

Kansas City, MO 64121-9768
(866) 655-3650

USE OF PROCEEDS

The proceeds raised pursuant to the DRP will be used for general corporate purposes, including, but not limited to, investing in real estate and real estate related securities, paying fees and other costs, repaying debt, and funding our share redemption program. We cannot predict with any certainty how much of the DRP proceeds will be used for any of the above purposes, and we have no basis for estimating the number of shares that will be sold.

We will pay actual expenses incurred in connection with the registering and offering the DRP shares, including but not limited to legal fees, printing expenses, mailing costs, SEC and blue sky registration fees.

PLAN OF DISTRIBUTION

We are offering a maximum of 60,000,000 shares to our current stockholders through the DRP. The shares are being offered at a price of $9.50 per share and we have no basis for estimating the number of shares that will be sold. We will not pay any selling commissions or dealer manager fees in connection with the sale of shares pursuant to the DRP.

LEGAL MATTERS

Venable LLP, Baltimore, Maryland, has passed upon the legality of the common stock offered hereby.

EXPERTS

The consolidated financial statements and the related financial statement schedules incorporated in this Prospectus by reference from Behringer Harvard REIT I, Inc.’s Current Report on Form 8-K and Annual Report on Form 10-K for the year ended December 31, 2007, respectively, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.  Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                The statement of revenues and certain operating expenses for the properties located at 200 South Wacker, One Financial Place and 10/120 South Riverside for the year ended December 31, 2006, incorporated in this Registration Statement by reference from the Company’s Current Report on Form 8-K/A has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report on the statement of revenues and certain operating expenses expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement), and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of IPC US Real Estate Investment Trust and subsidiaries incorporated in this Registration Statement by reference from the Company’s Current Report on Form 8-K have been audited by Deloitte & Touche LLP, independent chartered accountants, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of the registration statement of which this prospectus is part, and later information filed with the SEC will update and supersede this information.  The documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until the DRP is terminated comprise the incorporated documents:

(a)                                  The description of our shares contained in our Registration Statement on Form S-11 (Registration No. 333-91532) filed with the SEC on June 28, 2002, as amended;

(b)                                 Our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 31, 2008 (except for Items 2, 6, 7 and 8 which are incorporated by reference from the Current Report on Form 8-K dated January 5, 2009);

(c)                                  Our Current Report on Form 8-K filed with the SEC on January 5, 2009;

(d)                                 Our Current Report on Form 8-K filed with the SEC on December 23, 2008;

(e)                                  Our Current Report on Form 8-K filed with the SEC on November 18, 2008;

(f)                                    Our Current Report on Form 8-K filed with the SEC on August 13, 2008;

(g)                                 Our Current Report on Form 8-K filed with the SEC on August 1, 2008;

(h)                                 Our Current Report on Form 8-K filed with the SEC on June 25, 2008;

(i)                                     Our Current Report on Form 8-K filed with the SEC on June 19, 2008;

(j)                                     Our Current Report on Form 8-K filed with the SEC on May 15, 2008;

(k)                                  Our Current Report on Form 8-K filed with the SEC on March 25, 2008;

(l)                                     Our Current Report on Form 8-K filed with the SEC on March 17, 2008;

(m)                               Our Current Report on Form 8-K filed with the SEC on March 4, 2008;

(n)                                 Our Current Report on Form 8-K filed with the SEC on December 12, 2007;

(o)                                 Our Current Report on Form 8-K/A filed with the SEC on November 30, 2007;

(p)                                 Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 filed with the SEC on November 14, 2008;

(q)                                 Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 filed with the SEC on August 14, 2008;

(r)                                    Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed with the SEC on May 15, 2008; and

(s)                                  Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 22, 2008.

Any information that is deemed to be “furnished,” rather than “filed,” with the SEC is not incorporated by reference herein.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any document incorporated by reference. Requests should be directed to Behringer Harvard Investment Services, P.O. Box 219768, Kansas City, MO 64121-9768, telephone (866) 655-3650.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act. Therefore, we file reports and other information with the SEC. You may inspect and copy reports, proxy statements and other information we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, stockholders will receive annual reports containing audited financial statements with a report thereon by our independent certified public accountants, and quarterly reports containing unaudited summary financial information for each of the first three quarters of each fiscal year. This prospectus does not contain all information set forth in the Registration Statement and exhibits thereto which we have filed with the SEC under the Securities Act and to which reference is hereby made. We file information electronically with the SEC, and the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants (including Behringer Harvard REIT I) that file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov.

Prospectus
Distribution Reinvestment Plan
60,000,000 Shares of Common Stock

ALPHABETICAL INDEX	PAGE

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	3

DISTRIBUTION REINVESTMENT PLAN	A-1

EXPERTS	9

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	10

LEGAL MATTERS	9

PLAN OF DISTRIBUTION	9

PROSPECTUS SUMMARY	1

RISK FACTORS	3

SUMMARY OF OUR DISTRIBUTION REINVESTMENT PLAN	4

USE OF PROCEEDS	9

WHERE YOU CAN FIND ADDITIONAL INFORMATION	11

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder will, under any circumstances, create any implication that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information.

January 5, 2009

EXHIBIT A

DISTRIBUTION REINVESTMENT PLAN

Behringer Harvard REIT I, Inc.

Behringer Harvard REIT I, Inc., a Maryland corporation (the “Company”), has adopted this distribution reinvestment plan (the “Plan”), administered by the Company or an unaffiliated third-party (the “Administrator”), as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1.                                       Election to Participate. Subject to the terms hereof, any purchaser of shares of common stock of the Company, par value $.0001 per share (the “Shares”), may become a Participant by making a written election to participate on the purchaser’s subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be required by the Administrator. Participants generally are required to have the full amount of their cash distributions (other than “Designated Special Distributions” as defined below) with respect to all Shares owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Shares to be subject to participation in the Plan.

2.                                       Distribution Reinvestment Plan. The Administrator will receive all cash distributions (other than “Designated Special Distributions” as defined below) paid by the Company with respect to Shares of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten days prior to the last day of the month to which the Distribution relates. Subject to the preceding sentence, regardless of the date of the election, a holder of Shares will become a Participant in the Plan effective on the first day of the month following the election, and the election will apply to all Distributions attributable to the month and to all months thereafter. As used in this Plan, the term “Designated Special Distributions” shall mean those cash or other distributions designated as Designated Special Distributions by the Board of the Company.

3.                                       General Terms of Plan Investments. The Administrator will apply all Distributions subject to this Plan, as follows:

(a)           Prior to the termination of the Company’s public offering of the Shares reserved for issuance under the Plan pursuant to the Company’s prospectus dated January 5, 2009, as thereafter amended or supplemented (the “DRP Offering”), the Administrator will invest Distributions in Shares at a price of $9.50 per Share regardless of the price per Share paid by the Participant for the Shares in respect of which the Distributions are paid.

(b)           After termination of the DRP Offering, the Administrator will invest Distributions in Shares that may (but are not required to) be supplied from either (1) Shares registered with the Securities and Exchange Commission (the “Commission”) pursuant to an effective registration statement for Shares for use in the Plan (a “Future Registration”) or (2) Shares purchased by the Administrator for the Plan in a secondary market (if available) or on a national stock exchange (if listed) (collectively, the “Secondary Market”) and registered with the Commission for resale pursuant to the Plan. Shares purchased on the Secondary Market as set forth in (2) above will be purchased at the then-prevailing market price, and the average price paid by the Administrator for all purchases for a single Distribution will be utilized for purposes of determining the purchase price for Shares purchased under the Plan on the investment date; however, in no event will the purchase price for Shares purchased under the Plan be less than 95% of the market price for Shares on the investment date. Shares acquired by the Administrator on the Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the per Share price that will be paid for the Shares purchased for the Plan pursuant to the DRP Offering and any subsequent offering. If the Administrator acquires Shares in the Secondary Market for use in the Plan, the Administrator shall use reasonable efforts to acquire Shares for use in the Plan at the lowest price then reasonably available. However, the Administrator does not in any respect guaranty or warrant that the Shares so acquired and purchased by the Participants in the Plan will be at the lowest possible price. Further, irrespective of the Administrator’s ability to acquire Shares in the Secondary Market or the Company’s ability to complete a Future

Registration for shares to be used in the Plan, neither the Administrator nor the Company is in any way obligated to do either.

(c)           No selling commission or dealer manager fee will be paid for Shares purchased pursuant to the Plan.

(d)           For each Participant, the Administrator will maintain an account that shall reflect for each month the Distributions received by the Administrator on behalf of the Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of the Participant.

(e)           Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to the Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any funds that have not been invested in Shares within 30 days after receipt by the Administrator will be distributed to the Participants. Any interest earned on the accounts will be paid to the Company and is and will become the property of the Company.

(f)            Fractional Shares, computed to four decimal places, shall be purchased for each Participant account, if applicable. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

4.                                       Distribution of Funds. In making purchases for Participants’ accounts, the Administrator may commingle Distributions attributable to Shares owned by Participants and any additional payments received from Participants in respect of the purchase of Shares.

5.                                       Absence of Liability. Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Distributions are invested. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Plan upon the Participant’s death prior to receipt of notice in writing of the death and the expiration of ten days from the date of receipt of the notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant.

6.                                       Suitability.

(a)           Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant’s initial purchase of Shares.

(b)           For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares.

7.                                       Reports to Participants. Within 60 days after the end of each fiscal quarter, the Administrator will mail to each Participant a statement of account describing, as to the Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter and the calendar year pursuant to the Plan, and the per Share purchase price for the Shares. Each statement shall also advise the Participant that, in accordance with Paragraph 6(a) hereof, the Participant is required to notify the Administrator in the event that there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Shares becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

8.                                       No Drawing. No Participant shall have any right to draw checks or drafts against the Participant’s account or give instructions to the Company or the Administrator except as expressly provided herein.

9.                                       Taxes. Taxable Participants may incur a tax liability for Company Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Plan.

10.                                 Termination.

(a)           A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, the notice must be received by the Administrator at least ten days prior to the last day of the month to which the Distribution relates.

(b)           Prior to the listing of the Shares on a national stock exchange, a Participant’s transfer of Shares will terminate participation in the Plan with respect to the transferred Shares as of the first day of the month in which the transfer is effective, unless the transferee of the Shares in connection with the transfer demonstrates to the Administrator that the transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

(c)           The Administrator may terminate a Participant’s individual participation in the Plan, and the Company may terminate the Plan itself, at any time by ten days’ prior written notice to a Participant, or to all Participants, as the case may be.

(d)           After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant (1) a statement of account in accordance with Paragraph 7 hereof, and (2) a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to the former Participant’s Shares made after the effective date of the termination of the Participant’s participation in the Plan will be sent directly to the former Participant or to the other party as the Participant has designated pursuant to an authorization form or other documentation satisfactory to the Administrator.

11.                                 State Regulatory Restrictions. The Administrator is authorized to deny participation in the Plan to residents of any state that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan.

12.                                 Notice. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Behringer Harvard Investment Services, P.O. Box 219768, Kansas City, MO 64121-9768, or any other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any change of address.

13.                                 Amendment. The terms and conditions of this Plan may be amended or supplemented by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice to each Participant at least 30 days prior to the effective date of the amendment or supplement. The amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Administrator receives written notice of termination prior to the effective date thereof.

14.                                 Governing Law. THIS PLAN AND PARTICIPANT’S ELECTION TO PARTICIPATE IN THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be paid in connection with the sale of common stock being registered by Behringer Harvard REIT I, Inc. (the “Registrant”), all of which will be paid by the Registrant. All amounts are estimates and assume the sale of 60,000,000 shares except the registration fee.

SEC Registration Fee	$22,401
Printing and Postage Expenses	48,200
Legal Fees and Expenses	25,000
Accounting Fees and Expenses	30,000
Blue Sky Fees and Expenses	25,000
Total expenses	$150,601

Item 15. Indemnification of the Officers and Directors

We are permitted to limit the liability of our directors, officers, employees and other agents, and to indemnify them, only to the extent permitted by Maryland law and the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association on May 7, 2007 (referred to herein as the “NASAA REIT Guidelines”).

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.  Our charter contains a provision that eliminates directors’ and officers’ liability to us and our stockholders for monetary damages to the maximum extent permitted by Maryland law.  Maryland law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity.  Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•                                          an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•                                          the director or officer actually received an improper personal benefit in money, property or services;

•                                          with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful; or

•                                          in a proceeding by us or on our behalf, the director or officer was adjudged to be liable to us, in which case indemnification is limited to expenses.

This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit our stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

In addition to the above provisions of Maryland law, and as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify and hold harmless our directors, our officers, our employees, our agents, Behringer Advisors, LLC (“Behringer Advisors”) and our affiliates for losses arising from our operation by requiring that the following additional conditions are met:

•                                          the directors, the officers, the employees, the agents, Behringer Advisors or our affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•                                          the directors, the officers, the employees, the agents, Behringer Advisors or our affiliates were acting on our behalf or performing services for us;

•                                          in the case of non-independent directors, Behringer Advisors or our affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•                                          in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•                                          the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

We have agreed to indemnify and hold harmless Behringer Advisors and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its obligations under the advisory agreement.  As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance.  In addition, indemnification could reduce the legal remedies available to us and our stockholders against the officers and directors.

The Securities and Exchange Commission (the “SEC”) takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), is against public policy and unenforceable.  Indemnification of our directors, officers, employees, agents, advisor or affiliates and any persons acting as a broker-dealer or authorized representative will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•                                          there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•                                          such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•                                          a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our charter provides that the advancement of our funds to our directors, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:  (1) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us; (2) our directors, officers, employees, agents, advisor or affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (3) the legal action is initiated by a third-party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction specifically approves such advancement; and (4) our directors, officers, employees, agents, advisor or affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such directors, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.

Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

•                                          approves the settlement and finds that indemnification of the settlement and related costs should be made; or

•                                          dismisses with prejudice or there is a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

Item 16. Exhibits

The list of exhibits filed as part of this Registration Statement on Form S-3 is submitted in the Exhibit Index following the signature pages herein.

Item 17. Undertakings

(a)           The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (1) to include any prospectus required by Section 10(a)(3) of the Securities Act; (2) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (3) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1), (2) and (3) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)           The Registrant undertakes (1) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (2) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c)           The Registrant undertakes that, for the purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(d)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)           The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the registration statement of which the prospectus is a part, and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the registration statement of which the prospectus is a part, to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 5th day of January, 2009.

BEHRINGER HARVARD REIT I, INC.

By:	/s/ Robert S. Aisner
Name:	Robert S. Aisner
Its:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below appoints and constitutes Robert S. Aisner, Robert M. Behringer, Gerald J. Reihsen, III and Gary S. Bresky, and each of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the within registration statement (as well as any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, each acting alone may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Robert S. Aisner	President and Chief Executive Officer and Director	January 5, 2009
Robert S. Aisner	(Principal Executive Officer)

/s/ Robert M. Behringer	Chairman of the Board and Director	January 5, 2009
Robert M. Behringer

/s/ Gary S. Bresky	Chief Financial Officer	January 5, 2009
Gary S. Bresky	(Principal Financial Officer)

/s/ Kimberly Arianpour	Chief Accounting Officer	January 5, 2009
Kimberly Arianpour	(Principal Accounting Officer)

/s/ Charles G. Dannis	Director	January 5, 2009
Charles G. Dannis

/s/ Steven W. Partridge	Director	January 5, 2009
Steven W. Partridge

/s/ G. Ronald Witten	Director	January 5, 2009
G. Ronald Witten

EXHIBIT INDEX

Exhibit No.	Description
3.1*

Eighth Articles of Amendment and Restatement of the Registrant (previously filed in and incorporated by reference to Post-Effective Amendment No. 8 to Registration Statement on Form S-11, Commission File No. 333-133116, filed on August 13, 2008)

3.2*

Amended and Restated Bylaws (previously filed and incorporated by reference to Amendment No. 4 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-91532, filed on February 11, 2003)

3.2(a)*	Amendment to the Amended and Restated Bylaws (previously filed and incorporated by reference to Form 8-K filed on February 22, 2006)

4.1	Distribution Reinvestment Plan of the Registrant (filed herewith as Exhibit A of the prospectus)

5.1	Opinion of Venable LLP as to legality of securities (filed herewith)

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm (filed herewith)

23.3

Consent of Deloitte & Touche LLP relating to the Statement of Revenues and Certain Operating Expenses of the Chicago Properties (200 South Wacker, One Financial Place and 10/120 South Riverside) (filed herewith)

23.4	Consent of Deloitte & Touche LLP relating to the consolidated financial statements of IPC US Real Estate Investment Trust (filed herewith)

24.1	Power of Attorney (filed herewith in Part II of this registration statement)

99.1	Form of Distribution Modification Request Form (filed herewith)

* Previously filed.